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                                                                    EXHIBIT 21.1


                             CRYSTAL DECISIONS, INC.
                         SUBSIDIARIES OF THE REGISTRANT

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NAME OF SUBSIDIARY                                                STATE OR OTHER JURISDICTION OF
                                                                          INCORPORATION
  Crystal Decisions, Corp.                                                   New Brunswick, Canada
  Crystal Decisions (Japan) K.K.                                                             Japan
  Crystal Decisions (Singapore) Pte Ltd                                                  Singapore
  Crystal Decisions (UK) Limited                                  England and Wales, Delaware, USA
  Crystal Decisions (Australia) Pty Limited                                              Australia
  Crystal Decisions (France) S.A.                                                           France
  Crystal Decisions (Deutschland) GmbH                                                     Germany
  Crystal Decisions (Hong Kong) Limited                                                  Hong Kong
  Crystal Decisions (Ireland) Limited(1)                                                   Ireland
  Crystal Decisions Holdings Limited                                                       Ireland
  Seagate Software Information Management Group AB                                          Sweden
  Seagate Software Switzerland GmbH                                                    Switzerland
  Seagate Software Information Management Group B.V.                                   Netherlands
  Seagate Software (Italy) S.r.l                                                             Italy

(1) Subsidiary is an indirect subsidiary of Crystal Decisions, Inc.
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